Exhibit 99.1

COPPERGATE COMMUNICATIONS LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2008

U.S. DOLLARS IN THOUSANDS

 - - - - - - - - - - - -

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of

COPPERGATE COMMUNICATIONS LTD.

We have audited the accompanying consolidated balance sheets of Coppergate Communications Ltd. ("the Company") and its subsidiary as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 2008 and 2007 and the results of their operations and cash flows for each of the two years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
November 23, 2009	A Member of Ernst & Young Global

COPPERGATE COMMUNICATIONS LTD
CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share data)

	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$21,346	$6,216
Restricted cash (Note 6)	1,000	-
Short-term bank deposits	2,752	2,689
Trade receivables	4,469	10,930
Other accounts receivable	739	913
Inventory	3,153	6,663

Total current assets	33,459	27,411

LONG-TERM ASSETS:
Long-term lease deposits	65	73
Deferred income taxes (Note 8)	840	38
Severance pay fund	916	836

Total long-term assets	1,821	947

PROPERTY AND EQUIPMENT, NET (Note 3)	1,530	765

OTHER ASSETS, NET (Note 4)	397	98

Total assets	$37,207	$29,221

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Trade payables	$2,454	$5,149
Employees and payroll accruals	2,657	1,498
Accrued royalties (Note 6)	1,144	1,058
Accrued expenses and other liabilities	840	479
Bank loan (Note 5)	3,000	-

Total current liabilities	10,095	8,184

LONG-TERM LIABILITIES:
Accrued severance pay	1,074	904
Loan from venture lending company (Note 5)	-	2,907

Total long-term liabilities	1,074	3,811

COMMITMENTS AND CONTINGENT LIABILITIES (Note 6)

SHAREHOLDERS' EQUITY (Note 7):
Share capital -
Ordinary and Ordinary A shares of NIS 0.01 par value -
Authorized: 38,040,000 shares at December 31, 2008 and 2007; Issued and outstanding: 736,024 shares at December 31, 2008 and 2007;	1	1
Preferred A-1, A-3, B, C and D shares of NIS 0.01 par value -
Authorized: 32,508,000 shares at December 31, 2008 and 2007; Issued and outstanding: 17,433,740 shares at December 31, 2008 and 2007. Aggregate liquidation preference of $ 33,352 at December 31, 2008	38	38
Additional paid-in capital	26,374	25,171
Accumulated deficit	(375)	(7,984)

Total shareholders' equity	26,038	17,226

Total liabilities and shareholders' equity	$37,207	$29,221

The accompanying notes are an integral part of the consolidated financial statements.

COPPERGATE COMMUNICATIONS LTD
CONSOLIDATED STATEMENTS OF INCOME

U.S. dollars in thousands

	Year ended December 31,
	2008	2007

Revenues (Note 9a)	$60,693	$36,875
Cost of revenues	28,800	18,986

Gross profit	31,893	17,889

Operating costs and expenses:

Research and development, net (Note 10a)	13,492	4,940
Selling and marketing	5,845	3,156
General and administrative	1,693	960
Impairment of other assets (Note 4)	3,533	-

Total operating costs and expenses	24,563	9,056

Operating income	7,330	8,833
Financial expenses, net (Note 10b)	283	35

Income before tax benefit (taxes on income)	7,047	8,798

Tax benefit (taxes on income) (Note 8c)	562	(61)

Net income	$7,609	$8,737

The accompanying notes are an integral part of the consolidated financial statements.

COPPERGATE COMMUNICATIONS LTD
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

U.S. dollars in thousands (except share data)

					Additional		Total
	Ordinary shares		Preferred shares		paid-in	Accumulated	shareholders'
	Number **)	Amount	Number **)	Amount	capital	deficit	equity

Balance as of January 1, 2007	593,417	$1	17,433,740	$38	$24,518	$(16,686)	$7,871

Adoption of FASB interpretation No. 48	-	-	-	-	-	(35)	(35)

Balance as of January 1, 2007 as adjusted	593,417	1	17,433,740	38	24,518	(16,721)	7,836

Exercise of options	142,607	*) -	-	-	58	-	58
Stock based compensation expense related to options granted to employees and directors	-	-	-	-	320	-	320
Stock based compensation expense related to options granted to service providers	-	-	-	-	29	-	29
Issuance of warrants to a lender	-	-	-	-	246	-	246
Net income	-	-	-	-	-	8,737	8,737

Balance as of December 31, 2007	736,024	1	17,433,740	38	25,171	(7,984)	17,226

Stock based compensation expense related to options granted to employees and directors	-	-	-	-	1,164	-	1,164
Stock based compensation expense related to options granted to service providers	-	-	-	-	39	-	39
Net income	-	-	-	-	-	7,609	7,609

Balance as of December 31, 2008	736,024	$1	17,433,740	$38	$26,374	$(375)	$26,038

*)	Represents an amount lower than $ 1.
**)
In March 2008, the Company recorded a share split of ten for one against all shares of the Company (see also Note 7(a)(5)). Accordingly, all share and per-share data in the financial statements were retroactively adjusted to reflect the share split.

The accompanying notes are an integral part of the consolidated financial statements.

COPPERGATE COMMUNICATIONS LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2008	2007
Cash flows from operating activities:

Net income	$7,609	$8,737
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	756	225
Impairment of other assets	3,533	-
Compensation expense related to warrants	93	153
Stock based compensation expenses related to options granted to employees, directors and service providers	1,203	349
Decrease (increase) in trade receivables	6,461	(8,324)
Decrease (increase) in other accounts receivable	174	(504)
Decrease (increase) in inventory	3,510	(5,570)
Decrease (increase) in long-term lease deposits	8	(14)
Increase in deferred income taxes	(802)	(38)
Increase (decrease) in trade payables	(2,695)	4,310
Increase in employees and payroll accruals	1,159	818
Increase in accrued royalties and other liabilities	447	1,279
Increase in accrued severance pay, net	90	25

Net cash provided by operating activities	21,546	1,446

Cash flows from investing activities:

Purchase of property and equipment	(1,079)	(591)
Proceeds from sale of property and equipment	-	11
Acquisition of other assets	(4,274)	-
Increase in restricted cash	(1,000)	-
Investment in short-term bank deposits	(2,752)	(2,689)
Maturities of short-term bank deposits	2,689	2,249

Net cash used in investing activities	(6,416)	(1,020)

Cash flows from financing activities:

Proceeds from (repayment of) long-term loan from venture lending company	(3,000)	3,000
Proceeds from short-term bank loan	3,000	-
Exercise of options	-	58

Net cash provided by financing activities	-	3,058

Increase in cash and cash equivalents	15,130	3,484
Cash and cash equivalents at the beginning of the year	6,216	2,732

Cash and cash equivalents at the end of the year	$21,346	$6,216

Supplemental disclosure of cash flow information:

Cash paid during the year for taxes	$(49,440)	$(38,631)
Cash received during the year for interest	$295,921	$365,214
Cash paid during the year for interest	$(150,930)	$(192,000)

The accompanying notes are an integral part of the consolidated financial statements.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 1:-	GENERAL

a.
Coppergate Communications Ltd. ("the Company") is a system-on-chip company that develops, markets and sells chipsets for the home networking and MDU access markets. The Company was incorporated in August 1999, under the laws of the State of Israel and commenced its operations at the beginning of 2000.

The Company has a wholly-owned subsidiary in the U.S and a branch in Taiwan, which are engaged in research and development, technical support and marketing of the Company's products.

b.	As for major customers, refer to Note 9.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

a.	Financial statements in U.S. dollars:

A majority of the Company's revenues is generated in U.S. dollars ("dollars"). In addition, a substantial portion of the Company's costs is denominated and determined in dollars. The Company's management believes that the dollar is the currency of the primary economic environment in which the Company operates. Therefore, the functional and reporting currency of the Company is the dollar.

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into dollars in accordance with Statement of the Financial Accounting Standard No. 52, "Foreign Currency Translation" ("SFAS No. 52"). All transaction gains and losses of the remeasured monetary balance sheet items are reflected in the statement of income as financial income or expenses, as appropriate.

b.	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, CopperGate Communication Inc. ("the Group"). Intercompany transactions and balances have been eliminated upon consolidation.

d.	Cash and cash equivalents:

Cash and cash equivalents are short-term unrestricted highly liquid investments that are readily convertible to cash with original maturity of three months or less.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

e.	Short-term bank deposits:

Bank deposits with maturities of more than three months but less than one year are included in short-term bank deposits. The short-term bank deposits are presented at their cost.

f.	Inventory:

Inventory is comprised of finished products and is stated at the lower of cost or market value. Inventory reserves are provided to cover risks arising from slow-moving items or technological obsolescence and items with a market price that is lower than cost. Cost of inventory is determined as the cost of raw material and manufacturing cost. Cost is determined using the "first-in-first-out" method.

g.	Property and equipment, net:

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:

%

Computers and peripheral equipment	25-33
Office furniture and equipment	6
Electronic equipment	15
Leasehold improvements	The shorter of the term of the lease or the useful life of the asset

h.	Other assets, net:

Other assets consist of license rights that represent core technology which the Company has purchased. Other assets are amortized by the greater of the amount computed using: (1) the ratio of current revenues from sales of products that include the acquired core technology to the total of current and anticipated future revenues from the sales of such products, or (2) the straight-line method over the estimated useful life of the core technology.

i.	Impairment of long-lived assets:

The Company's long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets" ("SFAS No. 144"), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. See Note 4, "Other assets, net" regarding impairment of long lived assets in fiscal year 2008.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

j.	Revenue recognition:

The Company's revenues derive from sales to equipment manufacturers which are all considered as end customers. Revenues from product sales are recognized in accordance with Staff Accounting Bulletin No. 104, "Revenue Recognition" ("SAB No. 104"), when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred and title has passed to the customer, the seller's price to the buyer is fixed or determinable, no further obligations exist and collectibility is reasonably assured. The Company has no further obligations to its customers after delivery is made and does not grant to its customers any right of return except for a standard warranty.

k.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, short-term bank deposits and trade receivables. The Company's cash and cash equivalents and short-term bank deposits are invested in major banks in Israel and the United States. Management believes that the financial institutions holding the Company's investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company's trade receivables are mainly derived from sales to customers in the Asia Pacific and Europe Regions. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses and accordingly, no provision for doubtful accounts was recorded with respect to the Company's trade receivables.

l.	Income taxes:

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). This Statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value, if it is more likely than not that some portion of the entire deferred tax asset will not be realized.

On January 1, 2007, the Company adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109" (FIN 48). FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. The Company elected to classify interest expenses and penalties recognized in the financial statements as income taxes. As a result of this adoption, the Company recognized a liability for unrecognized tax benefits of $ 35 as of January 1, 2007. The Company accrues interest and penalties related to unrecognized tax benefits in its financial expenses.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

m.	Research and development costs, net:

Research and development costs, net of grants received, are charged to the statement of income as incurred.

n.	Accounting for stock-based compensation:

Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), "Share-Based Payment" ("SFAS 123(R)"), using the prospective-transition method. SFAS 123(R) requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's consolidated statement of operations.

Under the provisions of SFAS 123(R), the fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table:

	Year ended
	December 31,
	2008	2007

Weighted average expected term (years)	5.04-7.04	5.2-7.0
Risk free interest rate	2.07%-3.68%	3.5%-5.1%
Volatility	70%	71%
Dividend yield	0%	0%
Weighted-average fair value at grant date	$3.55	$2.92

Risk-free interest rate is based on the yield rate of non-index linked U.S. Federal Reserve treasury bonds for the expected term; volatility of the price of the Company's shares based upon comparable companies and external financial database of the semiconductor industry.

The expected life of options granted is calculated using the Simplified Method, as defined in SAB No 107, "Share-Based Payments", as the average between the vesting period and the contractual life of the options. On December 21, 2007 the SEC staff issued SAB No. 110 (SAB 110), which, effective January 1, 2008, amends and replaces SAB 107, Share-Based Payment. The Company currently uses the simplified method as adequate historical experience is not available to provide a reasonable estimate. The Company adopted SAB 110 effective January 1, 2008 and will continue to apply the simplified method until enough historical experience is available to provide a reasonable estimate of the expected term for stock option grants.

The Company recognizes compensation expense based on awards ultimately expected to vest. Estimated forfeitures are based on historical pre-vesting forfeitures and on management's estimates. SFAS 123(R) requires forfeitures to be estimated and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

During the years ended December 31, 2008 and 2007, the Company recorded compensation expense for equity based payments to the Company's employees and directors in the amount of $ 1,164 and $ 320, respectively.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

As of December 31, 2008, total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company's stock option plans amounted to $ 4,471. That cost is expected to be recognized over a weighted-average period of 2.49 years.

The Company applies Emerging Issues Task Force No. 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services" ("EITF 96-18"), with respect to options and warrants issued to non-employees. EITF 96-18 requires the use of option valuation models to measure the fair value of the options and warrants at the date of grant.

The fair value of these options was estimated using a Black-Scholes option pricing model with the following weighted-average assumptions:

	Year ended
	December 31,
	2008	2007

Weighted average contractual life (years)	10	10
Risk free interest rate	2.07%-3.68%	4.61%-5.10%
Volatility	70%	71%
Dividend yield	0%	0%

In connection with the options granted to non-employees, the Company recorded stock compensation expenses in the amount of $ 39 and $ 29 in the consolidated statement of income for the years ended December 31, 2008 and 2007, respectively.

o.	Royalty-bearing grants:

Royalty-bearing grants from the Government of Israel for funding approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and included as a reduction in research and development costs. Development grants amounted to $ 84 and $ 941 in 2008 and 2007, respectively.

p.	Severance pay:

The Company's liability for severance pay for its Israeli employees is calculated pursuant to Israel's Severance Pay Law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. The Company's liability for all of its employees is fully provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

The deposited funds include profits or losses accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israel's Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies.

The Company has defined deposited funds for certain of its employees, pursuant to Section 14 to the Severance Pay Law under which the Company pays fixed contributions and will have no legal or constructive obligation to pay further contributions if the fund does not hold sufficient amounts to pay all employee benefits relating to employee service in the current and prior periods.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Severance expense for the years ended December 31, 2008 and 2007 amounted to $ 632 and $ 284, respectively.

q.	Fair value of financial instruments:

The carrying amounts of cash and cash equivalents, short-term bank deposits, trade receivables, other accounts receivable, trade payables, employees and payroll accruals and accrued expenses approximate their fair value due to the short-term maturity of such instruments.

r.	Impact of recently issued accounting pronouncements:

1.
In December 2007, the FASB issued SFAS 141(R), "Business Combinations" ("SFAS No. 141(R)"). This Statement replaces SFAS 141, "Business Combinations" ("SFAS No. 141"), and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances.

It also amends SFAS 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), to, among other things; provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The adoption of SFAS 141(R) might have a material effect if and when the Company enters into a business combination after December 31, 2008.

2.
In December 2007, the FASB issued SFAS 160 ("SFAS No. 160"), "Noncontrolling Interests in Consolidated Financial Statements". SFAS 160 amends Accounting Research Bulletin 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company believes that the adoption of this statement is not expected to affect the Company's consolidated financial statements.

3.
In March 2008, the FASB issued Statement 161 "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161") an amendment to FASB No. 133. This statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early application is encouraged. The Company believes that the adoption of this statement is not expected to have a material effect on the Company's consolidated financial statements.

4.
In June 2008, the FASB issued EITF No. 07-5, "Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity's Own Stock" ("EITF 07-5"). EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early application is not permitted. Paragraph 11(a) of SFAS No. 133 specifies that a contract that would otherwise meet the definition of a derivative but is both: (a) indexed to the Company's own stock, and (b) classified in stockholders' equity in the statement of financial position would not be considered a derivative financial instrument. EITF 07-5 provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer's own stock and thus able to qualify for the SFAS 133 paragraph 11(a) scope exception. The adoption of EITF 07-5's requirements will affect accounting for convertible instruments and warrants with provisions that protect holders from declines in the share price ("down-round" provisions). Warrants with such provisions will no longer be recorded in equity. EITF 07-5 guidance is to be applied to outstanding instruments as of January 1, 2009. The cumulative effect of the change in accounting principle shall be recognized as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year, presented separately. The cumulative-effect adjustment is the difference between the amounts recognized in the statement of financial position before initial application of EITF 07-5 and the amounts recognized in the statement of financial position upon its initial application. The amounts recognized in the statement of financial position as a result of the initial application are determined based on the amounts that would have been recognized if the guidance in EITF 07-5 had been applied from the issuance date of the instrument.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

In connection with warrants the Company issued to a Lender in November 2005 (see Note 5), the financial reporting effect of initial adoption of this accounting requirement for future financial statements is expected to result in an initial estimated fair value liability of approximately $ 576 thousands, which will be recorded as an increase in liabilities and decrease in shareholders' equity on January 1, 2009 and adjusted thereafter during the period the warrants remain outstanding. This periodical adjustment will be recorded as financial expenses (income).

5.
In May 2009, the Financial Accounting Standards Board ("FASB") issued SFAS No. 165, "Subsequent Events" ("SFAS 165"), which is effective for interim and annual periods ending after June 15, 2009. SFAS 165 provides guidance on management's assessment of subsequent events, clarifying that management must evaluate, as of each reporting period, events or transactions that occur after the balance sheet date through the date that the financial statements are issued or available to be issued.

6.
In June 2009, the FASB issued Statement of Financial Accounting Standards No. 168 ("SFAS 168"), The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162.  The FASB Accounting Standards Codification will become the source of authoritative U.S. GAAP recognized by the FASB as well as rules and interpretative releases of the SEC to be applied by non-governmental entities.  SFAS 168 replaces FASB Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles, which arranges various sources of GAAP in a hierarchy for users to apply accordingly.  SFAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of SFAS 168 is not expected to affect the Company's Consolidated Financial Statements.

NOTE 3:-	PROPERTY AND EQUIPMENT

	December 31,
	2008	2007
Cost:
Computers and peripheral equipment	$956	$587
Office furniture and equipment	328	156
Electronic equipment	729	434
Leasehold improvements	481	238

	2,494	1,415
Accumulated depreciation:
Computers and peripheral equipment	582	472
Office furniture and equipment	64	25
Electronic equipment	230	150
Leasehold improvements	88	3

	964	650

Depreciated cost	$1,530	$765

Depreciation expenses for the years ended December 31, 2008 and 2007 were $ 314 and $ 127, respectively.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 4:-	OTHER ASSETS, NET

Other assets, net, consist mainly of intellectual property ("IP") acquired from third parties.

On June 29, 2006, the Company and a third party signed an amendment to a previous agreement signed in 2001, according to which, the Company purchased a license for the IP associated with the third party's core technology to be incorporated in the Company's products, in consideration of $ 246. The agreement also amended the royalties that the Company is obligated to pay, to a lower amount per unit (see also Note 6(b)(2)).

On May 1, 2008, the Company and third parties ("the parties") signed an agreement, according to which, the Company purchased all relevant technology and silicon products, related patents, appropriate licenses, and requisite personnel, associated with the parties core technology to be incorporated in the Company's products, in consideration of $ 3,850.

In accordance with SFAS 144, following the acquisition the Company re-evaluated the growth opportunities as well as competitive position existing in the markets in which the Company operates, and realized that there are certain indicators showing that the carrying amount of the technology may be impaired. After examining these indicators the Company performed a valuation of the acquired technology and concluded that the carrying value of the acquisition-related intangible asset was not recoverable and the Company recorded $ 3,533 impairment on acquisition-related intangible asset on December 31, 2008.  This impairment was based upon forecasted discounted cash flows which considered factors including a reduced business outlook primarily due to additional R&D efforts.

In addition, on June 30, 2008, the Company and one of its third parties signed an amendment to an existing agreement according to which, the Company purchased an additional license to intellectual property, incorporated in the Company's products, in consideration of $ 414.

Other assets consisted of the following:

	December 31,
	2008	2007

Acquired technology	$4,520	$246
Impairment of technology	(3,533)	-
Accumulated amortization	(590)	(148)

	$397	$98

Other assets are amortized mainly over 8 years using the straight-line method.

NOTE 5:-	LOANS

On January 29, 2007, the Company entered into a Credit Agreement with a lender. Under the terms of this agreement, the lender made available to the Company a loan in the aggregate amount of $ 3,000. The Company withdrew the $ 3,000 on June 30, 2007 ("the withdrawing date"). The Company's bank account was credited with such amount on July 1, 2007.

During the first six months commencing the withdrawing date, the Company paid interest only. After the first six months, and until July 31, 2009, the outstanding debt should be repaid in equal payments including accrued interest at annual fixed rate of 11.93%.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 5:-	LOANS (Cont.)

The Company secured the repayment of the loan with floating and fixed charge on the Company's present and future tangible and intangible assets and rights of any kind, whether contingent or absolute, including, but not limited to the Company's technology and other intellectual property rights as required under the floating charge agreement.

Upon signing the agreement, the lender received warrants to purchase the Company's Preferred shares for a total amount of $ 150 ("first warrants"). Additional warrants for an amount of $ 120 were issued to the lender on the withdrawing date with an exercise price of $ 1.836 ("second warrants").

The Company recorded stock based compensation in the amount of $ 246. The compensation for the first warrants was fully amortized up to the withdrawing date and the compensation for the second warrants was expected to be amortized over a period of 25 months. This transaction was accounted for in accordance with Accounting Principles Board Opinion No. 14, "Accounting for Convertible Debt and Issued with Stock Purchase Warrants". During the years 2008 and 2007, the Company amortized $ 93 and $ 153, respectively, of such amount and recorded it as part of its financial expenses.

On April 1, 2008, the Company paid the outstanding amount of the loan and additional $ 64 as an early repayment fee which was recorded as an expense in the Company's Statements of income in 2008.

On April 7, 2008, the Company received a new loan from a bank in an amount of $ 3,000. The loan was outstanding for a period of one year and the interest of LIBOR + 1.5% is paid quarterly (see also Note 6c). On February 5, 2009, the Company repaid the $ 3,000 bank loan.

NOTE 6:-	COMMITMENTS AND CONTINGENT LIABILITIES

a.	Lease commitments:

The Company leases office facilities and motor vehicles, under operating leases for a period of up to three years, terminating in December 2011. Future minimum annual payments under operating lease for the three years subsequent to December 31, 2008, are as follows:

		Lease of
	Lease of premises	motor vehicles

2009	$457	$485
2010	376	344
2011	-	136

	$833	$965

Total lease expenses for the years ended December 31, 2008 and 2007, were $ 381 and $ 195, respectively. Motor vehicle leasing expenses for the years ended December 31, 2008 and 2007 were $ 548 and $ 282, respectively.

As of December 31, 2008, the Company provided bank guarantees in an aggregate amount of $ 214 with respect to office lease.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 6:-	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

b.	Royalties:

1.
The Company participated in programs sponsored by the Office of the Chief Scientist of Israel's Ministry of Industry, Trade and Labor ("the OCS") for the support of research and development activities. Through December 31, 2008, the Company had obtained grants from the OCS aggregating to $ 4,816 for certain of the Company's research and development projects. The Company is obligated to pay royalties to the OCS, amounting to 3.5%-4.5% of the sales of the products and other related revenues developed from such activities, up to an amount equal to 120% of the grants received.

Through December 31, 2008, the Company has paid or accrued royalties to the OCS in the amount of $ 3,357.

As of December 31, 2008, the aggregate OCS contingent liability was approximately $ 1,663. The liability is linked to the U.S. dollar and bears interest at the applicable rate of LIBOR at the beginning of the year the program was approved.

2.
The Company believes that it has the necessary licenses for the design, implementation and sale of its products. In connection with a third party license, the Company is committed to pay royalties at a fixed rate to a vendor whose technology was integrated into the Company's products, for an unlimited period. As of December 31, 2008 and 2007, the Company accrued $ 85 and $ 133, respectively for this commitment.

c.	Pledged assets

On March 31, 2008 the Company pledged certain of the Company's assets without limitation to financial institution to fulfill collateral requirements for a loan received from the financial institution (see also Note 5).

On December 9, 2008, the Company pledged a deposit in the amount of $ 1,000 to the financial institution with regards to hedging transactions and office lease.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 7:-	SHAREHOLDERS' EQUITY

a.	Share capital:

1.	Share capital is composed as follows:

					Aggregate
					liquidation
	Authorized		Issued and outstanding		preference
	December 31,		December 31,		December 31,
	2008	2007	2008	2007	2008
	Number of shares
Shares of NIS 0.01 par value:
Ordinary shares	30,000,000	30,000,000	506,544	506,544	$-
Ordinary A shares	8,040,000	8,040,000	229,480	229,480	833
Preferred A-1 shares	8,000,000	8,000,000	21,960	21,960	518
Preferred A-3 shares	4,650,000	4,650,000	4,645,470	4,645,470	8,748
Preferred B shares	3,158,000	3,158,000	3,157,800	3,157,800	5,117
Preferred C shares	15,200,000	15,200,000	9,608,510	9,608,510	18,136
Preferred D shares	1,500,000	1,500,000	-	-	-

	70,548,000	70,548,000	18,169,764	18,169,764	$33,352

2.
The Ordinary shares confer upon their holders the right to receive notice to participate and vote in the Company's general meeting, the right to receive dividends, if declared and the right to share in excess assets upon liquidation of the Company.

3.
The Preferred shares listed above confer on the holder thereof all rights accruing to holders of Ordinary shares in the Company, and in addition bear certain preferential rights of conversion, dividend preference, liquidation preferences and voting rights over certain corporate actions. Each Preferred share shall be convertible, at the option of the holder of such share, at any time after the date of issuance of such share, into such number of fully paid and non-assessable Ordinary shares of the Company as is determined by dividing the applicable original issue price for such share by the conversion price at the time in effect for such share ("the conversion price"). The initial conversion price per each Preferred share shall be the original issue price for such share, provided, however, that the conversion price for the Preferred shares shall be subject to adjustment as set forth in the Company's Articles of Association.

4.
In November 2005, the Company effected a private placement, in order to issue 9,608,510 Preferred C shares, at a price of $ 1.5299 per share. All the shares were issued upon closing of the private placement and the payment for the shares was in two phases. In November 2005, the first closing date ("first phase"), the Company received $ 5,012 net of issuance costs, and the convertible loan was converted. The second phase took place in August 2006 and the Company received an additional $ 5,100. Since the second payment was not dependent on any event or performance milestone, the amount of $ 5,100 was recorded as receivables on account of shares in the shareholders' equity account as of December 31, 2005.

As part of the private placement the Company also granted to one of the investors up to 245,110 warrants for Preferred C shares, with an exercise price of $ 1.5299 per share. The warrants shall be exercisable upon achievement of the milestone, as defined in the warrant agreement, and shall expire upon the earlier of: (1) five years from the first closing, and (2) consummation of an IPO or M&A, as defined in the agreement. As of December 31, 2008, the investor has not reached such milestone. See also Note 11(b) for further details.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 7:-	SHAREHOLDERS' EQUITY (Cont.)

5.
In March 2008, the Company recorded a share split of ten for one against all shares of the Company, such that each share of the Company (of any class), with a current nominal  value of NIS 0.1, was divided into 10 shares of the Company of the same class of nominal value of NIS 0.01 each.

b.	Stock Option Plan:

Under the Company's Stock Option Plans ("the Plans"), options may be granted to officers, directors, employees and consultants of the Company. Pursuant to the Plans, the Company reserved for issuance 5,663,490 Ordinary shares.

As of December 31, 2008, an aggregate of 345,378 Ordinary shares of the Company are still available for future grant.

Options granted under this plan generally vest annually over four years and expire after ten years. Any options, which are forfeited or not exercised before expiration, become available for future grants.

A summary of the Company's share options activity (except for options to consultants) under the Plans is as follows:

	Year ended December 31, 2008
	Number of options	Weighted average exercise price	Weighted average remaining contractual term (in years)	Aggregate intrinsic value

Options outstanding at beginning of year	4,297,630	$0.65
Granted	918,500	$3.93
Exercised	-	$-
Forfeited or cancelled	(188,125)	$3.74

Options outstanding at end of year	5,028,005	$1.13	7.22	$14,494,721

Options exercisable at end of the year	3,025,958	$0.39	6.29	$10,367,104

Options vested and expected to vest	4,898,942	$1.07	7.18	$14,321,075

The weighted-average fair value of the options vested during the year ended December 31, 2008 was $ 0.72. The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the Company's share price as of December 31, 2008 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2008. This amount changes based on the fair market value of the Company's shares.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 7:-	SHAREHOLDERS' EQUITY (Cont.)

c.	Options issued to consultants:

The Company's outstanding options to purchase Ordinary shares granted to service providers as of December 31, 2008, are as follows:

	Options
	outstanding		Exercisable
	as of		as of
Issuance	December 31,	Exercise	December 31,	Exercisable
Date	2008	price	2008	Through

November 2003	98,000	$0.19	98,000	2013
July 2006	6,620	$0.41	6,620	2016
February 2007	15,000	$0.41	8,438	2017
June 2007	15,000	$0.41	10,313	2017
April 2008	5,000	$5.36	-	2018

	139,620		123,371

d.	Stock based compensation expenses (related to SFAS 123(R) and EITF 96-18):

	Year ended December 31,
	2008	2007

Cost of revenues	$10	$-
Research and development, net	665	127
Selling and marketing	252	73
General and administrative	276	149

	$1,203	$349

NOTE 8:-	TAXES ON INCOME

a.	Tax benefits under the Law for the Encouragement of Capital Investments, 1959 ("the Law"):

The production facilities of the Company have been granted "Approved Enterprise" status under the Law in October 2004.

According to the provisions of the Law, the Company has elected the "alternative benefits" track - the waiver of grants in return for a tax exemption and, accordingly, the Company's income is tax-exempt for a period of two years commencing with the year it first earns taxable income, and subject to corporate taxes at the reduced rate of 10% to 25%, depending upon the level of foreign ownership of the Company, for an additional period of five years.

The duration of the tax benefits, detailed above, is limited to the earlier of 12 years from the commencement of production, or 14 years from the approval date. The entitlement to the above benefits is conditional upon the Company fulfilling the conditions stipulated by the above law, regulations published thereunder and the letters of approval for the specific investments in "Approved Enterprises".

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 8:-	TAXES ON INCOME (Cont.)

In the event of failure to comply with these conditions, the benefits may be cancelled and the Company may be required to refund the amount of the benefits, in whole or in part, including interest.
The tax-exempt income attributable to the "Approved Enterprises" can be distributed to shareholders, without subjecting the Company to taxes, only upon the complete liquidation of the Company. If this retained tax-exempt income is distributed in a manner other than in the complete liquidation of the Company, it would be taxed at the corporate tax rate applicable to such profits as if the Company had not elected the alternative tax benefits (currently between 10% to 25% for an "Approved Enterprise"). Through December 31, 2008, the Company had $ 13,787 of tax-exempt income attributed to its Approved Enterprise program. In case of complete liquidation of the Company, it would be taxed at the corporate tax rate applicable to such profits and an income tax liability of approximately $2,070 would be incurred as of December 31, 2008.

Income from sources other than the "Approved Enterprise" during the benefit period will be subject to tax at the regular corporate tax rate.

On April 1, 2005, an amendment to the Investment Law came into effect ("the Amendment") and has significantly changed the provisions of the Investment Law. The Amendment limits the scope of enterprises which may be approved by the Investment Center by setting criteria for the approval of a facility as an Approved Enterprise, such provisions generally requiring that at least 25% of the Approved Enterprise's income will be derived from export. Additionally, the amendment enacted major changes in the manner in which tax benefits are awarded under the Investment Law so that companies no longer require Investment Center approval in order to qualify for tax benefits.

However, the Investment Law provides that terms and benefits included in any letter of approval already granted will remain subject to the provisions of the law as they were on the date of such approval. Therefore, the Company's existing Approved Enterprise will generally not be subject to the provisions of the Amendment.

b.	Tax assessments:

The Company has received final tax assessments through the 2004 tax year. The 2005 through 2007 tax years remain subject to an audit by the Israeli Tax Authorities.

c.	Income tax is comprised as follows:

	Year ended December 31,
	2008	2007
Foreign taxes:
Current	$(240)	$(99)
Deferred	18	-

	(222)	(99)
Domestic taxes:
Current	-	-
Deferred	784	38

	784	38

Tax benefit (taxes on income)	$562	$(61)

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 8:-	TAXES ON INCOME (Cont.)

d.	Income before taxes on income is comprised as follows:

	Year ended December 31,
	2008	2007

Domestic	$6,640	$8,612
Foreign	407	186

	$7,047	$8,798

e.	Deferred taxes:

	December 31,
	2008	2007

Deferred tax assets:
R&D expenses	$453	$-
Reserves and accruals	387	38

Total deferred tax assets before valuation allowance	840	38

Valuation allowance	-	-

Net deferred tax assets	$840	$38

Management believes that the deferred net tax assets will be realized based on current levels of future taxable income. Accordingly, as of December, 31 2008, a valuation allowance was not provided.

f.	Reconciliation of the theoretical tax expenses:

A reconciliation between the theoretical tax expense, assuming all income is taxed at the statutory tax rate applicable to income of the Company and the actual tax expense as reported in the statement of operations is as follows:

	Year ended December 31,
	2008	2007
Income before taxes, as reported in the consolidated statements of operations	$7,047	$8,798

Statutory tax rate	27%	29%
Theoretical tax expenses on the above amount at the Israeli statutory tax rate	$1,903	$2,552
Effect of "Approved Enterprise" status	(2,895)	334
Non-deductible expenses including equity based compensation expenses	318	171
Utilization of operation losses carry forward for which valuation allowance was provided	-	(3,041)
Different income tax rates of other countries	112	45

Actual tax expense (benefit)	$(562)	$61

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 8:-	TAXES ON INCOME (Cont.)

g.
Effective January 1, 2007, the Company adopted the provisions of FIN 48. The balance for unrecognized tax benefit for tax positions which are uncertain of being sustained at December 31, 2007 and 2008 is in the amount of $ 35 which was recorded upon initial adoption as of January 1, 2007. The related penalties and interest expenses in these years were immaterial.

The Company and its subsidiary file income tax rerun in Israel and the United States. The Company and its subsidiary are routinely examined by the relevant taxing authorities.  There are tax years which remain subject to examination in those jurisdictions.

h.	Reduction in Israeli statutory tax rates:

In July 2005, the "Knesset" (Israeli parliament) passed amendments to the Income Tax Ordinance (No. 147), which determine, among other things, that the corporate tax rate is to be gradually reduced to the following tax rates: 2007 - 29%, 2008 - 27%, 2009 - 26% and 2010 and thereafter - 25% (See also note 11(c)).

NOTE 9:-	GEOGRAPHIC AND MAJOR CUSTOMERS INFORMATION

a.	Information on sales by geographic distribution:

The Company operates in one reportable segment (see Note 1 for a brief description of the Company's business). The following presents total revenues within geographic areas based on customer's locations for the years ended December 31, 2008 and 2007:

	Year ended December 31,
	2008	2007
	Total revenues

Hong Kong	$29,846	$23,861
United States	521	6,599
India	11,632	2,513
Netherlands	16,176	833
Other	2,518	3,069

	$60,693	$36,875

b.	The following is a summary of revenues from the Company's major customers expressed as a percent of revenues:

	Year ended December 31,
	2008	2007

Customer A	42%	64%
Customer B	27%	*) -
Customer C	27%	17%

*) Less than 10%.

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 9:-	GEOGRAPHIC AND MAJOR CUSTOMERS INFORMATION (Cont.)

During the years ended December 31, 2008 and 2007, three of the Company's customers accounted for approximately 96% and 81% of the Company's annual revenues, respectively.

A loss of any of the aforementioned customers or a significant reduction of the amount of products ordered by them, or the Company's inability to obtain a satisfactory replacement of such customers in a timely manner may harm the Company's sales and the results of its operations.

c.	The following presents total long-lived assets as of:

	December 31,
	2008	2007
	Total long lived assets

Israel	$1,730	$812
United States	140	48
Other	57	3

	$1,927	$863

NOTE 10:-	SELECTED STATEMENTS OF INCOME DATA

a.	Research and development, net:

	Year ended December 31,
	2008	2007

Research and development costs	$13,576	$5,881
Less – grants	84	941

	$13,492	$4,940

b.	Financial expenses, net:

Financial income:
Interest and others	$315	$296
Foreign currency transaction differences	977	352

	1,292	648

Financial expenses:
Interest and bank expenses	388	451
Foreign currency transaction differences	1,187	232

	1,575	683

Financial expenses, net	$283	$35

COPPERGATE COMMUNICATIONS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE 11:-	SUBSEQUENT EVENTS

a.
On November 10, 2009, Sigma Designs, Inc., ("Sigma"), purchased all of the issued and outstanding share capital of the Company, pursuant to an Acquisition Agreement dated October 12, 2009. Under the terms of the Agreement, total consideration amounted to approximately $ 168 million composed approximately $ 116 million in cash, of which approximately $ 11.6 million will be held in escrow for a period of 18 months, and issued an aggregate of 3,931,352 shares of Sigma Common stock, of which 393,138 shares will be held in escrow for a period of 18 months.

b.
In connection with the warrant to Preferred C Shares which was granted in November 2005 to one of its investors, as described in Note 7(a)(4), the Company and the investor signed on October 7, 2009, an amendment to the warrant agreement according to which the investor is entitled to 134,811 warrants which shall be exercisable to Preferred C Shares of NIS 0.01 par value each, with no condition of achievement of a milestone.

c.
In July 2009, the Israeli Parliament approved the Economic Efficiency Law ("The Law") which prescribes, among others, an additional gradual decrease in the corporate tax rate in Israel to the following tax rate: In 2011 - 24%, in 2012 - 23%, in 2014 - 21%, in 2015 - 20%, in 2016 and thereafter - 18%. The Company estimates that the effect of the said change on its deferred tax balances is immaterial.

- - - - - - - - - - - - - - - - - - - - - -

COPPERGATE COMMUNICATIONS LTD.

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2009

U.S. DOLLARS IN THOUSANDS

UNAUDITED

INDEX

Page

Consolidated Balance Sheets	2

Consolidated Statements of Income	3

Statements of Changes in Shareholders' Equity	4

Consolidated Statements of Cash Flows	5

Notes to Interim Consolidated Financial Statements	6 - 15

 - - - - - - - - - - - -

COPPERGATE COMMUNICATIONS LTD
CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share data)

	September 30,	December 31,
	2009	2008
	Unaudited	Audited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,678	$21,346
Restricted cash	1,000	1,000
Short-term bank deposits	10,740	2,752
Trade receivables	8,792	4,469
Other accounts receivable	1,546	739
Deferred income taxes	373	-
Inventory	4,689	3,153

Total current assets	39,818	33,459

LONG-TERM ASSETS:

Long-term lease deposits	92	65
Deferred income taxes	850	840
Severance pay fund	1,167	916

Total long-term assets	2,109	1,821

PROPERTY AND EQUIPMENT, NET	1,606	1,530

OTHER ASSETS, NET	385	397

Total assets	$43,918	$37,207

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Trade payables	$2,372	$2,454
Employees and payroll accruals	3,062	2,657
Warrants to a lender	838	-
Accrued royalties	424	1,144
Accrued expenses and other liabilities	770	840
Bank loan	-	3,000

Total current liabilities	7,466	10,095

LONG-TERM LIABILITIES:
Accrued severance pay	1,237	1,074

SHAREHOLDERS' EQUITY:
Share capital -
Ordinary and Ordinary A shares of NIS 0.01 par value -
Authorized: 38,040,000 shares at September 30, 2009 and December 31, 2008; Issued and outstanding: 736,024 shares at September 30, 2009 and December 31, 2008	1	1
Preferred A-1, A-3, B, C and D shares of NIS 0.01 par value -
Authorized: 32,508,000 shares at September 30, 2009 and December 31, 2008; Issued and outstanding: 17,433,740 shares at September 30, 2009 and December 31, 2008; Aggregate liquidation preference of $ 34,620 at September 30, 2009	38	38
Additional paid-in capital	28,018	26,374
Accumulated other comprehensive income, net of taxes	257	-
Retained earnings (accumulated deficit)	6,901	(375)

Total shareholders' equity	35,215	26,038

Total liabilities and shareholders' equity	$43,918	$37,207

The accompanying notes are an integral part of the interim consolidated financial statements.

COPPERGATE COMMUNICATIONS LTD
CONSOLIDATED STATEMENTS OF INCOME

U.S. dollars in thousands

	Nine months ended September 30,
	2009	2008
	Unaudited

Revenues	$49,162	$48,942
Cost of revenues	21,065	23,433

Gross profit	28,097	25,509

Operating costs and expenses:

Research and development, net	12,863	9,147
Selling and marketing	5,803	4,074
General and administrative	1,593	1,251

Total operating costs and expenses	20,259	14,472

Operating income	7,838	11,037
Financial income (expenses), net	(421)	43

Income before tax benefit	7,417	11,080

Tax benefit	189	141

Net income	$7,606	$11,221

The accompanying notes are an integral part of the interim consolidated financial statements.

COPPERGATE COMMUNICATIONS LTD
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

U.S. dollars in thousands (except share data)
	Ordinary shares		Preferred shares		Additional paid-in	Accumulated other comprehensive	Retained earnings (accumulated	Total shareholders'	Total other comprehensive
	Number *)	Amount	Number *)	Amount	capital	income	deficit)	equity	income

Balance as of December 31, 2008 (audited)	736,024	$1	17,433,740	$38	$26,374	$-	$(375)	$26,038
Cumulative effect of change in accounting principle and reclassification of warrants	-	-	-	-	(246)	-	(330)	(576)

Balance as of January 1, 2009	736,024	1	17,433,740	38	26,128	-	(705)	25,462

Stock based compensation expense related to options granted to employees and directors	-	-	-	-	1,189	-	-	1,189
Stock based compensation expense related to options granted to service providers	-	-	-	-	701	-	-	701
Unrealized income from hedging activities, net of taxes	-	-	-	-	-	257	-	257	$257
Net income	-	-	-	-	-	-	7,606	7,606	7,606

									$7,863
Balance as of September 30, 2009 (unaudited)	736,024	$1	17,433,740	$38	$28,018	$257	$6,901	$35,215

	Ordinary shares		Preferred shares		Additional paid-in	Accumulated other comprehensive	Retained earnings (accumulated	Total shareholders'	Total other comprehensive
	Number *)	Amount	Number *)	Amount	capital	income	deficit)	equity	income

Balance as of January 1, 2008 (audited)	736,024	$1	17,433,740	$38	$25,171	$-	$(7,984)	$17,226

Stock based compensation expense related to options granted to employees and directors	-	-	-	-	806	-	-	806
Stock based compensation expense related to options granted to service providers	-	-	-	-	31	-	-	31
Net income	-	-	-	-	-	-	11,221	11,221	$11,221

Balance as of September 30, 2008 (unaudited)	736,024	$1	17,433,740	$38	$26,008	$-	$3,237	$29,284	$11,221

*)
In March 2008, the Company recorded a 10:1 share split for all shares of the Company. Accordingly, all share and per-share data in the financial statements were retroactively adjusted to reflect the share split.

The accompanying notes are an integral part of the interim consolidated financial statements.

COPPERGATE COMMUNICATIONS LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	September 30,
	2009	2008
Cash flows from operating activities:	Unaudited
Net income	$7,606	$11,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	402	492
Compensation related to warrants granted to a lender	262	93
Stock based compensation expenses related to options granted to employees, directors and service providers	1,890	837
Increase in trade receivables	(4,323)	(698)
Increase in other accounts receivable	(550)	(249)
Decrease (increase) in inventory	(1,536)	3,921
Increase in long-term lease deposits	(27)	(2)
Increase in deferred income taxes	(383)	(306)
Decrease in trade payables	(82)	(2,245)
Increase in employees and payroll accruals	405	592
Increase (decrease) in accrued royalties and other liabilities	(790)	135
Exchange differences on short-term bank deposits	101	-
Increase (decrease) in accrued severance pay, net	(88)	67

Net cash provided by operating activities	2,887	13,858

Cash flows from investing activities:
Purchase of property and equipment	(436)	(803)
Purchase of other assets	(30)	(4,274)
Investment in short-term bank deposits	(12,740)	(1,000)
Maturities of short-term bank deposits	4,651	1,398

Net cash used in investing activities	(8,555)	(4,679)

Cash flows from financing activities:
Repayment of long-term loan from venture lending company	-	(3,000)
Proceeds from (repayment of) short-term bank loan	(3,000)	3,000

Net cash used in financing activities	(3,000)	-

Increase (decrease) in cash and cash equivalents	(8,668)	9,179
Cash and cash equivalents at the beginning of the period	21,346	6,216

Cash and cash equivalents at the end of the period	$12,678	$15,395

Supplemental disclosures of non-cash financing and investing activities:

Unrealized gain from hedging activities, net	$257	$-

The accompanying notes are an integral part of the interim consolidated financial statements.

COPPERGATE COMMUNICATIONS LTD
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE1:-	GENERAL

Coppergate Communications Ltd. ("the Company") is a system-on-chip company that develops, markets and sells chipsets for home networking and MDU access markets. The Company was incorporated in August 1999, under the laws of the State of Israel and commenced its operations at the beginning of 2000.

The Company has a wholly-owned subsidiary in the U.S. and a branch in Taiwan, which are engaged in research and development, technical support and marketing of the Company's products.

NOTE2:-	SIGNIFICANT ACCOUNTING POLICIES

a.
The significant accounting policies applied in the annual consolidated financial statements of the Company as of December 31, 2008, are applied consistently in these unaudited interim consolidated financial statements.

b.	Impact of recently issued and adopted accounting standards

1.
In June 2009, the Financial Accounting Standards Board (FASB) Accounting Standards Codification™ (Codification) became the single source of authoritative US GAAP. The Codification did not create any new GAAP standards but incorporated existing accounting and reporting standards into a new topical structure with a new referencing system to identify authoritative accounting standards, replacing the prior references to Statement of Financial Accounting Standards (SFAS), Emerging Issues Task Force (EITF), FASB Staff Position (FSP), etc.  Authoritative standards included in the Codification are designated by their Accounting Standards Codification (ASC) topical reference, and new standards will be designated as Accounting Standards Updates (ASU), with a year and assigned sequence number.  Beginning with this interim report for the third quarter of 2009, references to prior standards have been updated to reflect the new referencing system.

2.
In June 2008, the Emerging Issues Task Force of the FASB issued ASC 815 (formerly: EITF Issue No. 07-5, "Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock"), which is effective for fiscal years ending after December 15, 2008, with earlier application not permitted by entities that have previously adopted an alternative accounting policy. The adoption of ASC 815's requirements affects accounting for convertible instruments and warrants with provisions that protect holders from declines in the stock price ("down-round" provisions). Warrants with such provisions are no longer recorded in equity. ASC 815 guidance is to be applied to outstanding instruments as of the beginning of the fiscal year in which the ASC 815 is applied. The cumulative effect of the change in accounting principle is recognized as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year, presented separately. The cumulative-effect adjustment is the difference between the amounts recognized in the statement of financial position before initial application of ASC 815 and the amounts recognized in the statement of financial position at its initial application. The amounts recognized in the statement of financial position as a result of the initial application are determined based on the amounts that would have been recognized if the guidance in ASC 815 had been applied from the issuance date of the instrument. Effective January 1, 2009, the Company adopted ASC 815.

COPPERGATE COMMUNICATIONS LTD
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

In connection with warrants issued in March 2005 and June 2005, the financial reporting effect of initial adoption of this accounting requirement for future financial statements resulted in a cumulative effect of change in accounting principle of approximately $576 at January 1, 2009, through a reclassification from shareholders' equity to a fair value liability for price adjustable warrants. The fair value liability is revalued periodically using Black-Scholes valuation model computations with the increase or decrease in fair value being reported in the statement of operations as financial expense (income).

The fair value of the warrants on the date of adoption of January 1, 2009 and on September 30, 2009 was determined using a Black-Scholes valuation model with the following weighted average assumptions:

	September 30,	January 1,
	2009	2009
	Unaudited	Audited
Expected term (years)	1.38	5
Risk free interest rate	0.63%	1.46%
Volatility	77%	70%
Dividend yield	0%	0%

During the nine months ended September 30, 2009, the fair value increased by approximately $ 262, recorded as financial expenses.

3.
The Company has instituted a foreign currency cash flow hedging program using foreign currency forward and options contracts ("derivative instruments") in order to hedge the exposure to variability in expected future cash flows resulting from changes in related foreign currency exchange rates. These transactions are designated as cash flow hedges, as defined by ASC 815 (formerly: SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"). ASC 815 requires companies to recognize all of their derivative instruments as either assets or liabilities in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation.

The Company's cash flow hedging strategy is to hedge against the risk of overall changes in cash flows resulting mainly from forecasted foreign currency salary and related payments during the year. The Company hedges portions of its forecasted expenses denominated in NIS with derivative instruments. These derivative instruments are designated as cash flow hedges, as defined by ASC 815 and Derivative Implementation Group No. G20, "Cash Flow Hedges: Assessing and Measuring the Effectiveness of a Purchased option Used in a Cash Flow Hedge" ("DIG 20") and are all effective.

The Company recognized income from derivative instruments of $ 17 during the period ended September 30, 2009, which has been recorded in the statement of income.

COPPERGATE COMMUNICATIONS LTD
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The balance in accumulated other comprehensive income (loss) related to derivative instruments as of September 30, 2009 is expected to be recognized in earnings over the next three months.

4.
Effective January 1, 2008, the Company adopted ASC 820 (formerly: SFAS 157, "Fair Value Measurements") and, effective October 10, 2008, adopted ASC 820 (formerly: SFAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active"), except as it applies to the nonfinancial assets and nonfinancial liabilities subject to ASC 820 (formerly:   FSP 157-2). ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 -	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 -	Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 -	Unobservable inputs which are supported by little or no market activity.

Assets and liabilities measured at fair value under ASC 820 on a recurring basis as of September 30, 2009 were presented on the Company's Consolidated Balance Sheet as follows:

	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Derivative instruments	$331	$-	$331	$-

Total assets	$331	$-	$331	$-

Warrants	$838	$-	$-	$838

Total liabilities	$838	$-	$-	$838

The derivative instruments are classified within Level 2 since they are valued using inputs that are indirectly observable in the marketplace. Warrants are classified within Level 3 since they are valued using valuation techniques as described in Note 2(b)(3).

As of December 31, 2008, there were no assets or liabilities measured at fair value.

COPPERGATE COMMUNICATIONS LTD
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

5.
In May 2009, the Financial Accounting Standards Board ("FASB") issued ASC 855 (formerly: SFAS No. 165, "Subsequent Events"), which is effective for interim and annual periods ending after June 15, 2009. ASC 855 provides guidance on management's assessment of subsequent events, clarifying that management must evaluate, as of each reporting period, events or transactions that occur after the balance sheet date through the date that the financial statements are issued or available to be issued. The Company has evaluated subsequent events through November 23, 2009, the date that these financial statements were issued.

NOTE3:-	UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited interim condensed consolidated statements have been prepared in accordance with generally accounting principles in the United States for interim financial information. Accordingly, they do not include all the information and footnoted required by generally accepted accounting principles for complete financial statements. In the opinion of management, adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2009, are not necessary indicative of the results that may be expected for the year ending December 31, 2009. The condensed consolidated balance sheet of December 31, 2008, has been derived from the audited consolidated financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, reference is made to consolidated financial statements and footnotes thereto in the Company's Annual Report for the year ended December 31, 2008.

NOTE4:-	SHAREHOLDERS' EQUITY

a.	Stock Option Plan:

Under the Company's Stock Option Plans ("the Plans"), options may be granted to officers, directors, employees and consultants of the Company. Pursuant to the Plans, the Company reserved for issuance 5,663,490 Ordinary shares.

As of September 30, 2009, an aggregate of 184,575 Ordinary shares of the Company are still available for future grant.

Options granted under this plan generally vest annually over four years and expire after ten years. Any options, which are forfeited or not exercised before expiration, become available for future grants.

COPPERGATE COMMUNICATIONS LTD
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE4:-	SHAREHOLDERS' EQUITY (Cont.)

Under the provisions of ASC 718, the fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model using the assumptions noted in the following table:

	September 30,	December 31,
	2009	2008
	Unaudited	Audited
Expected term (years)	5.40-7.00	5.04-7.04
Risk free interest rate	1.86%-3.37%	2.07%-3.68%
Volatility	70%	70%
Dividend yield	0%	0%
Weighted-average fair value at grant date	$2.43	$3.55

Risk-free interest rate is based on the yield rate of non-index linked U.S. Federal Reserve treasury bonds for the expected term; volatility of the price of the Company's shares based upon comparable companies and external financial database of the semiconductor industry.

The expected life of options granted is calculated using the Simplified Method, as defined in SAB No 107, "Share-Based Payments", as the average between the vesting period and the contractual life of the options. On December 21, 2007 the SEC staff issued SAB No. 110 (SAB 110), which, effective January 1, 2008, amends and replaces SAB 107, Share-Based Payment.

The Company currently uses the simplified method as adequate historical experience is not available to provide a reasonable estimate. The Company adopted SAB 110 effective January 1, 2008 and will continue to apply the simplified method until enough historical experience is available to provide a reasonable estimate of the expected term for stock option grants.

A summary of the Company's share options activity (except for options to consultants) under the Plans is as follows:

	Nine months ended September 30, 2009 (Unaudited)
	Number of options	Weighted average exercise price	Weighted average remaining contractual term (in years)	Aggregate intrinsic value

Options outstanding at beginning of period	5,028,005	$1.13
Granted	199,800	$3.79
Exercised	-	$-
Forfeited or cancelled	(4,000)	$5.45

Options outstanding at end of period	5,223,805	$1.23	6.59	$24,311,810

Options exercisable at end of the period	3,633,724	$0.61	5.77	$19,469,759

Options vested and expected to vest	5,195,611	$1.22	2.35	$4,695,483

COPPERGATE COMMUNICATIONS LTD
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE4:-	SHAREHOLDERS' EQUITY (Cont.)

The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the Company's share price as of September 30, 2009 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on September 30, 2009. This amount changes based on the fair value of the Company's shares.

b.	Warrants to an investor:

In November 2005, the Company granted to one of its investors up to 245,114 warrants for Preferred C shares, with an exercise price of $ 1.5299 per share. The warrants shall be exercisable upon achievement of a marketing milestone, as defined in the warrant agreement, and shall expire upon the earlier of: (1) five years from the first closing, and (2) consummation of an IPO or M&A transaction, as defined in the agreement.

On October 7, 2009 the Company and the investor signed an amendment to the warrant agreement to settle a dispute regarding the achievement of the marketing milestone, according to which the number of warrants was reduced to 134,811 warrants that shall be exercisable to Preferred C Shares par value of NIS 0.01 each, with no condition of achievement of a milestone. Following the amendment to the warrant agreement and the modification in terms, the Company recorded during the nine months period ended on September 30, 2009 share based compensation expenses in the amount of $ 677 which were classified as selling and marketing expenses.

The warrants were valued as of September 30, 2009 using the Black-Scholes valuation model with the following assumptions: weighted average expected term of 0.32 years, risk free interest rate of 0.41% and volatility of 80%.

c.	Stock based compensation expenses (related to ASC 718 (formerly: SFAS 123(R)) and ASC 505 (formerly: EITF 96-18)):

	Nine months ended September 30,
	2009	2008
	Unaudited

Cost of revenues	$9	$6
Research and development, net	758	447
Selling and marketing	928	173
General and administrative	195	211

	$1,890	$837

d.	Warrants to a lender:

In January 2007 the Company granted a lender who made available to the Company a loan in the aggregate amount of $ 3,000, warrants to purchase the Company's Preferred C shares for a total amount of up-to $ 150. On the withdrawing date of the loan agreement (June 2007), the Company granted additional warrants to purchase the Company's Preferred C shares, for an amount of up to $ 120.

COPPERGATE COMMUNICATIONS LTD
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE4:-	SHAREHOLDERS' EQUITY (Cont.)

The quantity of Preferred C shares resulting from exercise of the warrant shall be equal to the consideration (up to $ 270 in aggregate) divided by the applicable exercise price. The warrants had an exercise price equal to $ 1.836 that was subject to adjustments upon the occurrence of certain events as defined in the agreement. On April 1, 2008, the Company paid the outstanding amount of the loan.

Following the adoption of ASC 815 at January 1, 2009, these warrants were accounted for as liability as a result of their anti-dilution protection rights, resulting in a cumulative effect of a change in accounting principle at January 1, 2009 and periodic remeasurements of the liability thereafter (See Note 2b).

NOTE5:-	TAXES ON INCOME

a.
In July 2009, the Israeli Parliament approved the Economic Efficiency Law ("the Law") which prescribes, among others, an additional gradual decrease in the corporate tax rate in Israel to the following tax rate: In 2011 – 24%, in 2012 – 23%, in 2014 – 21%, in 2015 – 20%, in 2016 and thereafter – 18%. Since the production facilities of the Company have been granted "Approved Enterprise" status under the Law in October 2004 (see Note 8a in the annual consolidated financial statements of the Company as of December 31, 2008), the effect of the said change on the Company's deferred tax balances is immaterial.

b.
On April 1, 2005, an amendment to the Investment Law came into effect. The amendment revised the criteria for investments qualified to receive tax benefits such as by requiring that at least 25% of the "Privileged Enterprise's" income will be derived from export. An eligible investment program under the amendment will qualify for benefits as a Privileged Enterprise (rather than the previous terminology of Approved Enterprise). Among other things, the amendment simplifies the approval process. The period of tax benefits for a new Privileged Enterprise commences in the "Year of Commencement." This year is the later of (1) the year in which taxable income is first generated by a company, or (2) a year selected by the Company for commencement, on the condition that the company meets certain provisions provided by the Investment Law (Year of Election). The new tax regime applies to new investment programs only. During 2009, the Company notified the Israeli Tax Authorities on its election of the fiscal year 2009 as the "Year of Commencement". Accordingly, the Company's income attributed to its Approved Enterprise and Privileged Enterprise programs is tax exempt for a period of two years and is subject to a reduced corporate tax rate of 10% - 25% for an additional period of five to eight years, depending on the percentage of foreign investment in the Company. Should Coppergate fail to meet such requirements in the future, income attributable to its Approved Enterprise or Privileged Enterprise programs could be subject to the statutory Israeli corporate tax rate, and the Company could be required to refund the tax benefits already received with respect to such program, in whole or in part, including interest. In the event of distribution of dividend from the above mentioned tax-exempt income, the amount distributed will be subject to corporate tax at the rate ordinarily applicable to the Approved Enterprise's and Privileged Enterprise's income.

COPPERGATE COMMUNICATIONS LTD
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE5:-	TAXES ON INCOME (Cont.)

c.
Following the acquisition of the Company's issued and outstanding share capital (as described in Note 8 below), the foreign ownership of the Company would be 100% and commencing a tax year of which over 90% foreign ownership in the Company shall sustain for the entire tax year, the Company will be subject to corporate taxes at the reduced rate of 10% as described in b above.  The reduction in the tax rate due to the change in foreign ownership will require the Company to reduce the carrying value of deferred tax assets by approximately $ 395.

NOTE6:-	COMMITMENTS AND CONTINGENT LIABILITIES

a.	Royalties:

1.
The Company participated in programs sponsored by the Office of the Chief Scientist of Israel's Ministry of Industry, Trade and Labor ("the OCS") for the support of research and development activities. Through September 30, 2009, the Company had obtained grants from the OCS aggregating to $4,816 for certain of the Company's research and development projects. The Company is obligated to pay royalties to the OCS, amounting to 3.5%-4.5% of the sales of the products and other related revenues developed from such activities, up to an amount equal to 120% of the grants received.

Through September 30, 2009, the Company has paid or accrued royalties to the OCS in the amount of $ 4,982.

As of September 30, 2009, the aggregate OCS contingent liability was approximately $ 40. The liability is linked to the U.S. dollar and bears interest at the applicable rate of LIBOR at the beginning of the year the program was approved.

2.
The Company believes that it has the necessary licenses for the design, implementation and sale of its products. In connection with a third party license, the Company is committed to pay royalties at a fixed rate to a vendor whose technology was integrated into the Company's products, for an unlimited period. As of September 30, 2009 and December 31, 2008, the Company accrued $ 5 and $ 85, respectively for this commitment.

COPPERGATE COMMUNICATIONS LTD
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE7:-	GEOGRAPHIC AND MAJOR CUSTOMERS INFORMATION

a.	Information on sales by geographic distribution:

The Company operates in one reportable segment (see Note 1 for a brief description of the Company's business). The following presents total revenues within geographic areas based on customer's locations for the periods ended September 30, 2009 and 2008:

	Total revenues
	Nine months ended September 30,
	2009	2008
	Unaudited

Hong Kong	$31,059	$22,313
Taiwan	14,957	892
Netherlands	1,539	13,552
India	-	11,248
United States	257	356
Other	1,350	581

	$49,162	$48,942

b.	The following is a summary of revenues from the Company's major customers expressed as a percent of revenues:

	Nine months ended September 30,
	2009	2008
	Unaudited

Customer A	41%	40%
Customer B	27%	28%
Customer C	22%	28%

During the nine months ended September 30, 2009 and 2008, 90% and 96%, respectively, of the Company's revenues, were derived from three customers.

A loss of any of the aforementioned customers or a significant reduction of the amount of products ordered by them, or the Company's inability to obtain a satisfactory replacement of such customers in a timely manner may harm the Company's sales and the results of its operations.

COPPERGATE COMMUNICATIONS LTD
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share data)

NOTE8:-	SUBSEQUENT EVENTS

a.
On November 10, 2009, Sigma Designs, Inc., ("Sigma"), purchased all of the issued and outstanding share capital of the Company, pursuant to an Acquisition Agreement dated October 12, 2009. Under the terms of the Agreement, total consideration amounted to approximately $ 168 million composed of approximately $ 116 million in cash, of which approximately $ 11.6 million will be held in escrow for a period of 18 months, and issued an aggregate of 3,931,352 shares of Sigma Common stock, of which 393,138 shares will be held in escrow for a period of 18 months.

b.	For further subsequent events, refer to Note 4 (b) and Note 5 (c).

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